HERITAGE ASSET MANAGEMENT

Fee Information for Services as
Plan, Transfer and Dividend Disbursing Agent
Original contract dated March 29, 1993:
ORIGINAL FEE SCHEDULE DATED MARCH 29, 1993
AND AMENDED ON AUGUST 15, 2006

HERITAGE CAPITAL APPRECIATION TRUST

General - Each Fund shall be charged an annual fee for each open and closed shareholder account according to the following schedule, calculated and payable monthly.

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                                              Open Accounts   Closed Accounts
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Class A Shares                                $11.00          $2.00
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Class B Shares                                $11.00          $2.00
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Class C Shares                                $11.00          $2.00
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Class I Shares                                $11.00          $2.00
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The above fees will be adjusted annually based upon the Tampa/St. Petersburg consumer price index. In addition, each fund will pay its out of pocket expenses as listed below.

OUT-OF-POCKET EXPENSES - Out-of-pocket expenses include but are not limited to: fees paid to the Distributor, other broker-dealers and service providers for account maintenance, sub-transfer agent and transactions processing services performed on behalf of fund shareholders; postage expenses, proxy mailing, tabulation, and solicitation expenses; and banking service fees.

PAYMENT - The above fees will be due and payable five days after notification is received at the Trust's offices.

HERITAGE CAPITAL APPRECIATION TRUST       HERITAGE ASSET MANAGEMENT, INC.

By     /s/ K.C. Clark                     /s/ Traci Auty
       --------------                     --------------

Title: Principal Executive Officer        Vice President

Date:  August 15, 2006                    August 15, 2006